Exhibit 99.1

CONTACT:
Paul Goldberg
Vice President - Investor Relations
(212) 922-1640

DOVER REPORTS THIRD QUARTER 2013 RESULTS; UPDATES FULL-YEAR OUTLOOK

•	Reports quarterly revenue of $2.3 billion, an increase of 7% over the prior year

•	Delivers quarterly diluted earnings per share from continuing operations of $1.53, an increase of 20% over last year

•
Achieves adjusted quarterly diluted earnings per share from continuing operations of $1.54, excluding Knowles spin-off costs of $0.06, tax benefits of $0.03, and other one-time gains gains of $0.02, up 23% from an adjusted prior year

•	Revises outlook for full year revenue growth to approximately 7%

•	Narrows the range for diluted earnings per share from continuing operations to $5.57 to $5.64, including one-time items

Downers Grove, Illinois, October 17, 2013 — Dover (NYSE: DOV) announced today that for the third quarter ended September 30, 2013, revenue was $2.3 billion, an increase of 7% over the prior year period. The revenue increase was driven by organic growth of 3% and an increase of 4% from acquisitions. Earnings from continuing operations were $263.7 million, or $1.53 diluted earnings per share (“EPS”), compared to $233.3 million, or $1.27 EPS, in the prior year period, representing increases of 13% and 20%, respectively. EPS from continuing operations includes Knowles spin-off costs of $0.06 EPS, discrete tax benefits of $0.03 EPS, and other one-time gains of $0.02 recognized in the current quarter. Excluding these items, adjusted EPS from continuing operations for the third quarter of 2013 was $1.54, reflecting an increase of 23% over an adjusted EPS of $1.25 in the prior year period.

Revenue for the nine months ended September 30, 2013 was $6.5 billion, an increase of 7% over the prior year, reflecting organic growth of 2% and a 5% increase from acquisitions. Earnings from continuing operations for the nine months ended September 30, 2013 were $755.0 million, or $4.34 EPS, compared to $624.9 million, or $3.37 EPS in the prior year period, representing increases of 21% and 29%, respectively. EPS from continuing operations during this period includes Knowles spin-off costs of $0.08 EPS, discrete tax benefits of $0.41 EPS, and other one-time gains of $0.02 compared to $0.01 EPS of discrete tax benefits in the prior year. Excluding these items, adjusted EPS from continuing operations for the nine months ended September 30, 2013 was $4.00, an increase of 19% over an adjusted EPS of $3.36 in the prior year.

Commenting on the third quarter results, Dover's President and Chief Executive Officer, Robert A. Livingston, said, “I am pleased with our strong third quarter results, which were driven by broad-based organic growth across all segments. These results reflect the impact of our global growth initiatives and our recent acquisitions. Particularly strong were our drilling and downstream markets within Energy, our refrigeration & food equipment markets, and Printing & Identification. Our revenue growth was leveraged by solid execution and cost reduction activities, resulting in a segment margin of 19.4%, representing a 100 basis point improvement over last year.”

“Also encouraging, we continued to execute on our global growth strategies and productivity initiatives during the quarter. We have announced several strategic acquisitions since our last quarterly report and expect more activity in the near-term. These deals are highly synergistic and help to broaden our product mix and geographic breadth within our growth spaces. In addition, we continued to execute on several projects which allow us to consolidate our manufacturing footprint and share infrastructure. These actions, taken together with the upcoming spin-off of Knowles, position Dover very well for sustained growth and outstanding performance.”

“While our overall third quarter performance was strong, market conditions proved to be softer than anticipated. As a result, we are revising our organic growth expectations to the low-end of our prior range, and now expect full year growth of about 3%. Our acquisition growth remains unchanged at 4%, resulting in total full-year revenue growth of approximately 7%. Based on this revised revenue guidance, we are narrowing our full year EPS guidance to the range of $5.57 to $5.64. This range includes incurred spin-off costs, discrete tax benefits, and one-time gains. This range does not include any prospective Knowles spin-off costs in the fourth quarter.”

Net earnings for the third quarter of 2013 were $269.1 million or $1.56 EPS, including earnings from discontinued operations of $5.5 million, or $0.03 EPS, compared to net earnings of $241.0 million, or $1.31 EPS, for the same period of 2012, which included earnings from discontinued operations of $7.7 million, or $0.04 EPS.

Net earnings for the nine months ended September 30, 2013 were $809.2 million, or $4.65 EPS, including net earnings from discontinued operations of $54.2 million, or $0.31 EPS, compared to net earnings of $651.2 million, or $3.51 EPS, for the same period of 2012, which included net earnings from discontinued operations of $26.3 million or $0.14 EPS. Reflected within discontinued operations was a goodwill impairment charge of $18.7 million, net of tax, or $0.11 EPS, in connection with the anticipated sale of our electronic test and assembly businesses, and discrete tax benefits of $54.4 million, or $0.31 EPS.

Dover will host a webcast of its third quarter 2013 conference call at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Thursday, October 17, 2013. The webcast can be accessed on the Dover website at www.dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s third quarter results and its operating segments can also be found on the Company’s website.

About Dover:

Dover is a diversified global manufacturer with annual revenues of over $8 billion. For over 50 years, Dover has been delivering outstanding products and services that reflect its market leadership and commitment to operational and technical excellence. The Company's entrepreneurial business model encourages, promotes and fosters deep customer engagement which has led to Dover's well-established and valued reputation for providing superior customer service and industry-leading product innovation. Dover focuses on innovative equipment and components, specialty systems and support services through its four major operating segments: Communication Technologies, Energy, Engineered Systems and Printing & Identification. Headquartered in Downers Grove, Illinois, Dover employs 35,000 people worldwide. Dover is traded on the New York Stock Exchange under “DOV.” Additional information is available on our website at www.dovercorporation.com.

Forward-Looking Statement:

This press release contains “forward-looking” statements within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, operating and strategic plans, income, earnings, cash flows, changes in operations, operating improvements, industries in which Dover businesses operate and the U.S. and global economies. Statements in this press release that are not historical are hereby identified as “forward-looking statements” and may be indicated by words or phrases such as “anticipates,” “expects,” “believes,” “indicates,” “suggests,” “will,” “plans,” “supports,” “projects,” “should,” “would,” “could,” “forecast” and “management is of the opinion,” or the use of the future tense and similar words or phrases. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, the state of the worldwide economy and sovereign credit, especially in Europe; political events that could impact the worldwide economy; the impact of natural disasters and their effect on global supply chains and energy markets; current economic conditions and uncertainties in the credit and capital markets; instability in countries where Dover conducts business; the ability of Dover's businesses to expand into new geographic markets and to anticipate and meet customer demands for new products and product enhancements; increased competition and pricing pressures in the markets served by Dover's businesses; the impact of the proposed spin-off and our ability to consummate it on the anticipated time line or terms; the terms and timing of the sale of any business in discontinued operations; the impact of loss of a single-source manufacturing facility; changes in customer demand or loss of a significant customer; the relative mix of products and services which impacts margins and operating efficiencies; short-term capacity constraints; increases in the cost of raw materials; domestic and foreign governmental and public policy changes including environmental regulations, conflict minerals disclosure requirements, and tax policies (including domestic and international export subsidy programs, R&E credits and other similar programs); protection and validity of patent and other intellectual property rights; the ability to identify and successfully consummate value-adding acquisition opportunities; Dover's ability to achieve expected savings from integration, synergy and other cost-control initiatives; unforeseen developments in contingencies such as litigation; international economic conditions including interest rate and currency exchange rate fluctuations; possible future terrorist threats and their effect on the worldwide economy; and a downgrade in Dover's credit ratings. Dover refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained in this press release. Dover undertakes no obligation to update any forward-looking statement, except as required by law.

INVESTOR SUPPLEMENT - THIRD QUARTER 2013

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue	$2,252,349	$2,097,605	$6,520,685	$6,090,508
Cost of goods and services	1,375,699	1,287,466	4,011,461	3,757,187
Gross profit	876,650	810,139	2,509,224	2,333,321
Selling and administrative expenses	482,284	451,943	1,472,333	1,372,021
Operating earnings	394,366	358,196	1,036,891	961,300
Interest expense, net	30,237	30,399	90,761	90,145
Other expense (income), net	970	3,706	(1,206)	5,855
Earnings before provision for income taxes and discontinued operations	363,159	324,091	947,336	865,300
Provision for income taxes	99,507	90,761	192,343	240,405
Earnings from continuing operations	263,652	233,330	754,993	624,895
Earnings from discontinued operations, net	5,462	7,716	54,173	26,315
Net earnings	$269,114	$241,046	$809,166	$651,210

Basic earnings per common share:
Earnings from continuing operations	$1.55	$1.28	$4.40	$3.41
Earnings from discontinued operations, net	0.03	0.04	0.32	0.14
Net earnings	1.58	1.33	4.71	3.56

Weighted average shares outstanding	170,544	181,763	171,690	183,000

Diluted earnings per common share:
Earnings from continuing operations	$1.53	$1.27	$4.34	$3.37
Earnings from discontinued operations, net	0.03	0.04	0.31	0.14
Net earnings	1.56	1.31	4.65	3.51

Weighted average shares outstanding	172,734	183,932	173,870	185,489

Dividends paid per common share	$0.375	$0.35	$1.075	$0.98

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2013				2012
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2012
REVENUE
Communication Technologies	$372,790	$401,477	$413,608	$1,187,875	$357,575	$361,689	$396,470	$1,115,734	$400,851	$1,516,585

Energy	561,198	573,471	577,350	1,712,019	531,570	538,786	562,263	1,632,619	539,985	2,172,604

Engineered Systems
Fluid Solutions	203,991	226,882	227,104	657,977	180,364	211,974	218,324	610,662	206,500	817,162
Refrigeration & Industrial	664,294	777,396	778,336	2,220,026	642,213	674,501	674,116	1,990,830	613,012	2,603,842
Eliminations	(352)	(383)	(485)	(1,220)	(453)	(352)	(319)	(1,124)	(336)	(1,460)
	867,933	1,003,895	1,004,955	2,876,783	822,124	886,123	892,121	2,600,368	819,176	3,419,544

Printing & Identification	237,877	250,646	256,571	745,094	243,570	251,875	246,945	742,390	254,141	996,531

Intra-segment eliminations	(225)	(726)	(135)	(1,086)	(225)	(184)	(194)	(603)	(322)	(925)
Total consolidated revenue	$2,039,573	$2,228,763	$2,252,349	$6,520,685	$1,954,614	$2,038,289	$2,097,605	$6,090,508	$2,013,831	$8,104,339

NET EARNINGS
Segment Earnings:
Communication Technologies	$44,208	$51,789	$76,076	$172,073	$46,556	$50,322	$63,706	$160,584	$58,376	$218,960
Energy	139,545	132,926	145,494	417,965	132,115	133,936	139,038	405,089	133,561	538,650
Engineered Systems	117,178	165,440	172,223	454,841	122,092	133,808	144,245	400,145	101,807	501,952
Printing & Identification	29,752	35,967	42,881	108,600	26,089	28,918	39,502	94,509	40,650	135,159
Total Segments	330,683	386,122	436,674	1,153,479	326,852	346,984	386,491	1,060,327	334,394	1,394,721
Corporate expense / other	33,763	38,341	43,278	115,382	36,546	36,335	32,001	104,882	31,127	136,009
Net interest expense	30,244	30,280	30,237	90,761	30,031	29,715	30,399	90,145	30,996	121,141
Earnings from continuing operations before provision for income taxes	266,676	317,501	363,159	947,336	260,275	280,934	324,091	865,300	272,271	1,137,571
Provision for income taxes	69,687	23,149	99,507	192,343	73,866	75,778	90,761	240,405	64,047	304,452
Earnings from continuing operations	196,989	294,352	263,652	754,993	186,409	205,156	233,330	624,895	208,224	833,119
Earnings (loss) from discontinued operations, net	13,014	35,697	5,462	54,173	9,654	8,945	7,716	26,315	(48,364)	(22,049)
Net earnings	$210,003	$330,049	$269,114	$809,166	$196,063	$214,101	$241,046	$651,210	$159,860	$811,070

SEGMENT OPERATING MARGIN
Communication Technologies	11.9%	12.9%	18.4%	14.5%	13.0%	13.9%	16.1%	14.4%	14.6%	14.4%
Energy	24.9%	23.2%	25.2%	24.4%	24.9%	24.9%	24.7%	24.8%	24.7%	24.8%
Engineered Systems	13.5%	16.5%	17.1%	15.8%	14.9%	15.1%	16.2%	15.4%	12.4%	14.7%
Printing & Identification	12.5%	14.3%	16.7%	14.6%	10.7%	11.5%	16.0%	12.7%	16.0%	13.6%
Total Segment	16.2%	17.3%	19.4%	17.7%	16.7%	17.0%	18.4%	17.4%	16.6%	17.2%

DEPRECIATION AND AMORTIZATION EXPENSE
Communication Technologies	$35,501	$37,719	$38,251	$111,471	$31,513	$32,828	$32,997	$97,338	$35,281	$132,619
Energy	26,298	26,599	26,549	79,446	21,184	23,533	24,639	69,356	25,721	95,077
Engineered Systems	31,551	32,282	32,961	96,794	19,582	23,913	23,060	66,555	27,066	93,621
Printing & Identification	7,630	7,606	7,701	22,937	8,331	8,496	8,777	25,604	7,998	33,602
Corporate	859	1,026	1,032	2,917	700	765	842	2,307	359	2,666
	$101,839	$105,232	$106,494	$313,565	$81,310	$89,535	$90,315	$261,160	$96,425	$357,585

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(continued)
(unaudited)(in thousands)

	2013				2012
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2012
BOOKINGS
Communication Technologies	$379,122	$422,293	$423,662	$1,225,077	$347,291	$387,058	$411,005	$1,145,354	$363,624	$1,508,978

Energy	620,640	525,612	595,421	1,741,673	585,775	530,352	526,824	1,642,951	550,091	2,193,042

Engineered Systems
Fluid Solutions	223,764	213,359	222,402	659,525	184,711	204,139	197,767	586,617	209,872	796,489
Refrigeration & Industrial	755,026	784,904	662,464	2,202,394	711,911	666,223	600,065	1,978,199	606,931	2,585,130
Eliminations	(373)	(432)	(372)	(1,177)	(408)	(376)	(258)	(1,042)	(399)	(1,441)
	978,417	997,831	884,494	2,860,742	896,214	869,986	797,574	2,563,774	816,404	3,380,178

Printing & Identification	237,217	259,282	256,211	752,710	249,773	251,733	244,611	746,117	252,937	999,054

Intra-segment eliminations	(720)	(137)	(109)	(966)	(609)	(221)	(759)	(1,589)	(1,020)	(2,609)

Total consolidated bookings	$2,214,676	$2,204,881	$2,159,679	$6,579,236	$2,078,444	$2,038,908	$1,979,255	$6,096,607	$1,982,036	$8,078,643

BACKLOG
Communication Technologies	$458,765	$480,426	$492,583		$451,110	$476,745	$491,041		$453,172

Energy	311,793	255,544	274,243		296,360	282,364	248,233		256,093

Engineered Systems
Fluid Solutions	178,854	184,142	182,557		191,327	172,300	156,191		160,890
Refrigeration & Industrial	592,922	597,838	482,069		598,910	586,824	515,285		516,559
Eliminations	(178)	(227)	(113)		(132)	(155)	(94)		(157)
	771,598	781,753	664,513		790,105	758,969	671,382		677,292

Printing & Identification	95,353	103,864	105,699		102,117	98,216	98,356		97,857

Intra-segment eliminations	(886)	(578)	(423)		(986)	(648)	(324)		(591)

Total consolidated backlog	$1,636,623	$1,621,009	$1,536,615		$1,638,706	$1,615,646	$1,508,688		$1,483,823

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

	2013				2012
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2012
Basic earnings (loss) per common share:
Continuing operations	$1.14	$1.72	$1.55	$4.40	$1.01	$1.12	$1.28	$3.41	$1.17	$4.59
Discontinued operations	0.08	0.21	0.03	0.32	0.05	0.05	0.04	0.14	(0.27)	(0.12)
Net earnings	1.21	1.93	1.58	4.71	1.07	1.17	1.33	3.56	0.90	4.47

Diluted earnings (loss) per common share:
Continuing operations	$1.12	$1.70	$1.53	$4.34	$1.00	$1.10	$1.27	$3.37	$1.16	$4.53
Discontinued operations	0.07	0.21	0.03	0.31	0.05	0.05	0.04	0.14	(0.27)	(0.12)
Net earnings	1.20	1.91	1.56	4.65	1.05	1.15	1.31	3.51	0.89	4.41

Adjusted diluted earnings per common share (calculated below):
Continuing operations	$1.10	$1.36	$1.54	$4.00	$1.01	$1.10	$1.25	$3.36	$1.09	$4.44

Net earnings (loss) and average shares used in calculated earnings (loss) per share amounts are as follows:

Net earnings (loss):
Continuing operations	$196,989	$294,352	$263,652	$754,993	$186,409	$205,156	$233,330	$624,895	$208,224	$833,119
Discontinued operations	13,014	35,697	5,462	54,173	9,654	8,945	7,716	26,315	(48,364)	(22,049)
Net earnings	210,003	330,049	269,114	809,166	196,063	214,101	241,046	651,210	159,860	811,070

Average shares outstanding:
Basic	173,448	171,111	170,544	171,690	183,737	183,494	181,763	183,000	177,257	181,551
Diluted	175,567	173,097	172,734	173,870	186,706	185,780	183,932	185,489	179,365	183,993

Note:
Earnings from continuing operations are adjusted by discrete tax items, incurred spin-off costs, and other one-time gains to derive adjusted earnings from continuing operations and adjusted diluted earnings per common share as follows:

	2013				2012
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2012
Adjusted earnings from continuing operations:
Earnings from continuing operations	$196,989	$294,352	$263,652	$754,993	$186,409	$205,156	$233,330	$624,895	$208,224	$833,119
Gains (losses) from discrete and other tax items	4,525	61,477	4,878	70,880	(1,610)	(372)	4,513	2,531	13,606	16,137
Knowles spin-off costs	—	(3,322)	(10,637)	(13,959)	—	—	—	—	—	—
Other one-time gains, net of tax	—	—	2,866	2,866	—	—	—	—	—	—
Adjusted earnings from continuing operations	$192,464	$236,197	$266,545	$695,206	$188,019	$205,528	$228,817	$622,364	$194,618	$816,982

Adjusted diluted earnings per common share:
Earnings from continuing operations	$1.12	$1.70	$1.53	$4.34	$1.00	$1.10	$1.27	$3.37	$1.16	$4.53
Gains (losses) from discrete and other tax items	0.02	0.36	0.03	0.41	(0.01)	—	0.02	0.01	0.07	0.09
Knowles spin-off costs	—	(0.02)	(0.06)	(0.08)	—	—	—	—	—	—
Other one-time gains, net of tax	—	—	0.02	0.02	—	—	—	—	—	—
Adjusted earnings from continuing operations	$1.10	$1.36	$1.54	$4.00	$1.01	$1.10	$1.25	$3.36	$1.09	$4.44

* Per share data may not add due to rounding.

DOVER CORPORATION
QUARTERLY FREE CASH FLOW
(unaudited)(in thousands)

	2013				2012
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2012
Cash flow from operating activities	$78,326	$304,729	$340,005	$723,060	$161,327	$243,363	$285,811	$690,501	$570,659	$1,261,160
Less: Additions to property, plant and equipment	(47,153)	(53,284)	(57,038)	(157,475)	(68,249)	(72,758)	(67,842)	(208,849)	(88,163)	(297,012)
Free cash flow	$31,173	$251,445	$282,967	$565,585	$93,078	$170,605	$217,969	$481,652	$482,496	$964,148

Free cash flow as a percentage of earnings from continuing operations	15.8%	85.4%	107.3%	74.9%	49.9%	83.2%	93.4%	77.1%	231.7%	115.7%

Free cash flow as a percentage of revenue	1.5%	11.3%	12.6%	8.7%	4.8%	8.4%	10.4%	7.9%	24.0%	11.9%